UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2014

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On February 27, 2014, Tetra Tech, Inc. held its annual meeting of stockholders for the following purposes:

(1)	To elect nine members to its Board of Directors;
(2)	To vote on an advisory resolution to approve its executive compensation;
(3)	To approve its Executive Compensation Plan, as amended and restated;
(4)	To ratify the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for fiscal 2014; and
(5)	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The votes cast in connection with such matters were as follows:

Election of Directors:

Name	For	Withheld	Broker Non-Votes
Dan L. Batrack	48,665,745	2,586,159	4,720,532
Hugh M. Grant	45,070,816	6,181,088	4,720,532
Patrick C. Haden	44,766,243	6,485,661	4,720,532
J. Christopher Lewis	50,333,046	918,858	4,720,532
Kimberly E. Ritrievi	50,808,208	443,696	4,720,532
Albert E. Smith	50,803,326	448,578	4,720,532
J. Kenneth Thompson	50,154,615	1,097,289	4,720,532
Richard H. Truly	50,805,600	446,304	4,720,532
Kirsten M. Volpi	50,807,430	444,474	4,720,532

Advisory Resolution Regarding Executive Compensation:

For	Against	Abstain	Broker Non-Votes
50,228,134	972,343	51,427	4,720,532

Approval of Executive Compensation Plan, as amended and restated:

For	Against	Abstain	Broker Non-Votes
50,400,859	796,869	54,176	4,720,532

Appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes(1)
55,312,575	617,813	42,048	--

(1) This proposal constituted a routine matter.  Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	February 28, 2014	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer